Exhibit 99.1
[ETHEX Logo]
ETHEX Corporation Initiated Nationwide Voluntary Recall of a Single
Lot of Hydromorphone HCl 2 mg Tablets
Due to Potential for Oversized Tablet

Packaged lot #:	90219
Expiration Date:	3/2010
Manufacture Date:	3/6/08
Contact:
Ann McBride
1-800-748-1472
FOR IMMEDIATE RELEASE — St. Louis, MO — December 23, 2008 — ETHEX Corporation announced today that it has voluntarily recalled to the consumer level, a single production lot of Hydromorphone HCl 2 mg tablets (Lot #90219, Exp: 03/2010; NDC #58177-0620-04), as a precaution, due to the possibility it may contain oversized tablets. Hydromorphone is a drug used for pain management and is packaged under the ETHEX label in 100-count bottles.
If someone were to take a higher than expected dose of Hydromorphone, the risk of adverse effects known to be associated with the drug may be increased, including respiratory depression (difficulty or lack of breathing), low blood pressure, and sedation.
There are other companies in the United States producing and marketing versions of Hydromorphone HCl tablets and consumers and their caregivers are encouraged to check their prescriptions to determine the source of their tablets. Hydromorphone HCl 2 mg tablets marketed by ETHEX are a blue, round tablet with a script “E” on one side and a “2” on the other side.
ETHEX Corporation has initiated recall notifications to wholesalers and retailers nationwide who have received any inventory of the recalled lot of this product with instructions for returning the recalled product and, if they have not already done so, they are urged to contact ETHEX as provided below regarding procedures for returning the recalled product. If consumers have any questions about the recall, they should call the telephone number below or their physician, pharmacist, or other health care provider.
Any customer inquiries related to this action should be addressed to ETHEX Customer Service at 1-800-748-1472 or fax to ETHEX Customer Service at 314-646-3751, or e-mail to customer-service@ethex.com. Representatives are available Monday through Friday, 8 am to 5 pm CST. Consumers who experience any adverse reactions to this drug should contact their physician and/or healthcare provider immediately. Any adverse reactions experienced with the use of this product, and/or quality problems may also be reported to the FDA’s MedWatch Program by phone at 1-800-FDA-1088, by fax at 1-800-FDA-0178, by mail at MedWatch, FDA, 5600 Fishers Lane, Rockville, MD 20852-9787, or on the MedWatch website at www.fda.gov/medwatch.
The Hydromorphone HCl recall announcement is posted on www.kvpharmaceutical.com and www.fda.gov/opacom/7alerts.html. It includes step-by-step details on how to return affected product to KV Pharmaceutical. The Company web site also includes a list of the drugs affected by the suspension.
The parent company of ETHEX Corporation, KV Pharmaceutical (NYSE: KV-A), has advised the U.S. Food and Drug Administration that, effective midnight Dec. 19, 2008, the company voluntarily suspended shipments of all FDA-approved drug products in tablet form. This action is being taken as a precautionary measure, to allow KV to expeditiously address manufacturing issues that have come to management’s attention, to review and enhance comprehensively the company’s quality systems, and to implement efficiency improvements in its production facilities. KV is keeping the FDA informed about the Company’s plans.
This recall and suspension are being conducted with the knowledge of the FDA. At this time, the company is unable to determine when distribution of tablet form products will resume, or estimate what the financial impact of the recall and suspension will be.
Safe Harbor
ETHEX Corporation is a wholly owned subsidiary of KV Pharmaceutical Company, which we refer to as “KV” or the “Company”. The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning KV’s operations, future results and prospects. Such statements may be identified by the use of words like “plans”, “expect”, “aim”, “believe”, “projects”, “anticipates”, “commit”, “intend”, “estimate”, “will”, “should”, “could” and other expressions that indicate future events and trends.
All statements that address expectations or projections about the future, including without limitation, product development, product launches, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.
All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.
Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company’s customers; (12) the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries; (13) risks that the Company may not ultimately prevail in litigation, including challenges to our intellectual property rights by actual or potential competitors or to our ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Form 10-Q for the quarter ended June 30, 2008; (14) the possibility that KV’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect; (15) whether any product recalls or product introductions results in litigation, agency action or material damages; (16) the possibility that the findings of the Audit Committee inquiry referenced in the Company’s Form 10-Q for the quarter ended June 30, 2008, and Form 12b-25 filed with the SEC on November 13, 2008, could have a material impact on the Company’s financial results; (17) whether any suspension of shipments could have a material affect on the Company’s financial results; (18) the satisfaction or waiver of the other closing conditions in the previously disclosed Gestiva™ acquisition agreement; (19) the possibility that the auction rate securities held by the Company may not return to liquidity or at their face value; and (20) the risks detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission. This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company’s outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.